Grant Thornton
Accountants and Business Advisors



July 12, 2007

U.S. Securities and Exchange Commission Washington, DC 20549

Re:      Cheviot Financial Corp.
         File No. 0-50529

Dear Sir or Madame:

We have read item 4.01 of the Form 8-K of Cheviot Financial Corp. to be filed on or about July 12, 2007 and agree with the statements concerning our Firm contained herein.


Very truly yours,


/s/ Grant Thornton LLP

Grant Thornton LLP











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